UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2013 (December 12, 2012)

AmREIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35609	20-8857707
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

8 Greenway Plaza, Suite 1000, Houston, Texas		77046
(Address of Principal Executive Offices)		(Zip Code)

(713) 850-1400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

          On December 17, 2012, AmREIT, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the completion of the acquisition of Preston Royal Village Shopping Center on December 12, 2012. This amendment is being filed for the sole purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8-K, and should be read in conjunction with the Original 8-K. After reasonable inquiry, the Company is not aware of any other material factors relating to the property that would cause the reported financial information not to be necessarily indicative of future operating results.

          In assessing the Property, the Company considered the Property’s revenue sources including those that have been affected and are expected to be affected in the future by factors including, but not limited to, demand, supply and competitive factors present in the local and national markets for retail properties and the ability of tenants to make payments when due. The Company also considered the Property’s expenses including, but not limited to, utility costs, tax rates and other expenses, and the portion of such expenses that may be recovered from tenants.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

	Independent Auditor’s Report.	1

	Historical Summary of Gross Income and Direct Operating Expenses for the Period January 1, 2012 through December 12, 2012.	2

	Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the Period January 1, 2012 through December 12, 2012.	3

(b)	Pro Forma Financial Information

	Unaudited Pro Forma Consolidated Statement of Operation for the Year Ended December 31, 2012.	7

	Note to Unaudited Pro Forma Consolidated Financial Statements.	8

Independent Auditors’ Report

The Board of Directors
AmREIT, Inc.:

We have audited the accompanying historical summary of gross income and direct operating expenses (“Historical Summary”) of Preston Royal Village (the “Property”) for the period January 1, 2012 through December 12, 2012. This Historical Summary is the responsibility of management of AmREIT, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Preston Royal Village for the period January 1, 2012 through December 12, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Houston, Texas
February 27, 2013

Preston Royal Village
Historical Summary of Gross Income
and Direct Operating Expenses
For the period January 1, 2012 through December 12, 2012

For the period January 1, through December 12, 2012

Gross income:
Rental income	$4,868,121
Tenant expense recoveries	1,305,546
Other income	97,667

Total gross income	6,271,334

Direct operating expenses:
Operating expenses	909,836
Real estate taxes	991,484
Ground lease expense	340,645
Insurance	48,082
General and administrative	13,999
Other expenses	114,330

Total direct operating expenses	2,418,376

Excess of gross income over direct operating expenses	$3,852,958

See accompanying notes to Historical Summary of Gross Income and Direct Operating Expenses.

PRESTON ROYAL VILLAGE

Notes to Historical Summary of Gross Income
and Direct Operating Expenses

For the period January 1, 2012 through December 12, 2012

(1)	Business

Preston Royal Village (the “Property”) is a retail shopping center, containing approximately 230,000 square feet of gross leasable area located on the northwest corner and northeast corner of the intersection of Preston Road and Royal Lane in Dallas, Texas. The property was originally built in 1956/1959. The northwest corner is comprised of a fee simple interest and subject to mortgage financing. The northeast corner consists of a leasehold interest, subject to a ground lease with 27 years remaining. Collectively, the corners are 97.3% leased with major tenants including Tom Thumb, Barnes & Noble and Chico’s. AmREIT, Inc. acquired the Property on December 12, 2012 from Preston Royal Realty Company. The northwest corner and northeast corner were accounted for as one property during the period presented.

(2)	Basis of Presentation and Combination

The historical summary of gross income and direct operating expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X, and is not intended to be a complete presentation of the Property’s income and expenses. The Historical Summary has been prepared on the accrual basis of accounting. Management of the Property is required to make estimates and assumptions that affect the reported amounts of the income and expenses during the reporting period. Actual results may differ from those estimates.

(3)	Use of Estimates

The preparation of the Historical Summary requires management to make estimates and assumptions that affect the reported gross income and direct operating expenses of the Property during the period. Actual results could differ from those estimates.

(4)	Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as non-cancelable operating leases. The majority of the leases include provisions under which the Property is reimbursed for common area maintenance, real estate taxes, and insurance costs. Income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income is recognized for the full period of occupancy on the straight-line basis.

PRESTON ROYAL VILLAGE

Notes to Historical Summary of Gross Income
and Direct Operating Expenses

For the period January 1, 2012 through December 12, 2012

The average remaining lease term for the shopping center, weighted based on gross leaseable area, was 4.5 years at December 12, 2012. Minimum rents to be received from tenants under operating leases, exclusive of common area maintenance reimbursements, which were $1,305,546 for the period January 1, 2012 through December 12, 2012, are as follows:

2013	4,603,385
2014	4,051,547
2015	3,173,974
2016	2,501,970
2017	2,176,380
Thereafter	6,780,610
Total	$23,287,866

Adjustments to record rental income on the straight-line basis increased gross income by $124,280 for the period January 1, 2012 through December 12, 2012.

Both Tom Thumb and Barnes & Noble individually accounted for approximately 10% of the Property’s rental income for the period January 1, 2012 through December 12, 2012. There are no other individually significant tenants that comprise 10% or more of rental income.

(5)	Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, and interest expense are excluded from the accompanying Historical Summary.

(6)	Ground Lease

The northeast corner consists of a leasehold interest, subject to a ground lease with 27 years remaining. Ground lease payments are $360,000 per year through December 31, 2014 at which time the ground lease payments are adjusted to 6% of the fair value of the unimproved land as determined by a panel of appraisers.

(7)	Related - Party Transactions

During the period January 1, 2012 through December 12, 2012, management fees of $244,000 were incurred. These management fees are not included in direct operating expenses in the accompanying Historical Summary as AmREIT, Inc. will not charge such fees to the Property, and therefore are not comparable to the proposed future operations of the Property.

PRESTON ROYAL VILLAGE

Notes to Historical Summary of Gross Income
and Direct Operating Expenses

For the period January 1, 2012 through December 12, 2012

(8)	Property Financing

The acquisition by AmREIT, Inc. was funded with cash on hand, borrowings under AmREIT’s line of credit of approximately $31.2 million and a mortgage loan with Transamerica Financial Life Insurance Company for $23.4 million, maturing on January 1, 2020. The loan bears a fixed interest rate of 3.21%. The historical interest expense was not expected to be comparable to the proposed future operations of the Property and, therefore, has been excluded from the Historical Summary.

(9)	Subsequent Events

There have not been any material subsequent events as of February 27, 2013, the date through which management evaluated subsequent events and the date on which the Historical Summary was issued, that impacted the Historical Summary.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

          The following pro forma financial statements have been prepared to provide pro forma information with regard to the acquisition of Preston Royal Village Shopping Center (the “Property”), which AmREIT, Inc. (“AmREIT”), through its wholly owned subsidiaries AmREIT Preston Royal, LP, and AmREIT Preston Royal NEC, LP, acquired from an unrelated party on December 12, 2012.

          The unaudited pro forma consolidated statements of operation for AmREIT and Subsidiaries include the historical operations of AmREIT for the year ended December 31, 2012 and the Property for the period January 1, 2012 through December 12, 2012. The operating results of the Property since its acquisition on December 12, 2012 through December 31, 2012 are included in the historical consolidated statement of operation for AmREIT and Subsidiaries for the year ended December 31, 2012. The pro forma adjustments column presented gives effect to AmREIT’s acquisition of the Property, as if it had occurred on January 1, 2012. The Property is included in the consolidated financial statements included in AmREIT’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on February 22, 2013.

          The unaudited pro forma consolidated statement of operation has been prepared by AmREIT’s management based upon the historical financial statements of AmREIT, Inc. and Subsidiaries and of the Property. These pro forma statements may not be indicative of the results that actually would have occurred had the acquisition been in effect on the date indicated or which may be obtained in the future.

          In management’s opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. This unaudited pro forma statement of operation is for informational purposes only and should be read in conjunction with the historical financial statements of AmREIT, Inc. and Subsidiaries, including the related notes thereto, which were filed with the Securities and Exchange Commission as part of AmREIT’s Annual Report on Form 10-K for the year ended December 31, 2012.

AmREIT, Inc. and Subsidiaries
Pro Forma Consolidated Statement of Operation
For the Year Ended December 31, 2012
(unaudited)
(in thousands, except per share data)

	AmREIT (1)	Preston Royal Village (2)	Pro Forma Adjustments (3)	Pro Forma Consolidated
Revenues:
Rental income from operating	$37,438	$6,271	$270	$43,979
Advisory services income - related party	3,870	—	—	3,870
Total revenues	41,308	6,271	270	47,849

Expenses:
General and administrative	6,733	14	—	6,747
Property expense	9,891	2,290	—	12,181
Legal and professional	919	79	—	998
Real estate commissions	387	—	—	387
Acquisition costs	687	—	—	687
Depreciation and amortization	8,884	—	3,962	12,846
Impairment (recovery) - notes receivable	(443)	—	—	(443)
Total expenses	27,058	2,383	3,962	33,403

Operating income	14,250	3,888	(3,692)	14,446

Other income (expense):
Interest and other income	485	—	—	485
Interest and other income - related party	462	—	—	462
Loss from Advised Funds	(238)	—	—	(238)
State income taxes	(248)	(35)	—	(283)
Interest expense	(10,251)	—	(1,387)	(11,638)

Net income	$4,460	$3,853	$(5,079)	$3,234

AMREIT, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATION
(Unaudited)

(1)

Amounts reflect the historical consolidated statement of operation of AmREIT, Inc. and Subsidiaries for the year ended December 31, 2012. Please refer to the AmREIT, Inc. and Subsidiaries historical consolidated financial statements and notes thereto included in AmREIT’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on February 22, 2013.

(2)	Amounts reflect the historical operations of the Property for the period January 1, 2012 through December 12, 2012.

(3)

Reflects the impact of above / below market rent and lease amortization and building depreciation based upon the purchase price allocation in accordance with U.S. generally accepted accounting principles as well as the estimated increase in interest expense related to the borrowings directly associated with the acquisition of the Property, assuming that the acquisition of the Property took place on January 1, 2012.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmREIT, Inc.

Date: February 27, 2013	By:	/s/ Chad C. Braun
Chad C. Braun
Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary